Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-252569 on Form S-3 and Registration Statement No. 333-254307 on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Landsea Homes Corporation and the effectiveness of Landsea Homes Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 29, 2024